UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 18, 2012 (September 12, 2012)
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-08359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)
(732) 938-1480
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
The Nominating/Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of New Jersey Resources Corporation (the "Company"), with the assistance of an independent outside compensation consultant, recently completed a review of compensation for non-employee directors. Based on this review, the Committee recommended to the Board that the Company adopt an increase to the annual cash retainer while eliminating Board meeting fees, change equity grants to provide a fixed dollar value rather than a fixed number of shares, increase the value of the equity awards and also replace subsidiary Board and Committee meeting fees with an annual retainer. The Board approved such changes at its meeting on September 12, 2012. A summary of the Company's non-employee director compensation, as amended, is attached hereto as Exhibit 10.7 and incorporated by reference herein.

Pursuant to the changes approved by the Board, which are effective as of January 1, 2013, the Company will increase the annual cash retainer fee for all members of the Board from $55,000 to $68,000 while eliminating per meeting fees, and increase the value of the annual equity awards to $65,000 (the number of shares to be based upon the closing price of a share of the Company's common stock on the date of the grant).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 17, 2012, pursuant to the private placement shelf note agreement with Metropolitan Life Insurance Company (“MetLife”) dated as of May 12, 2011 (the “Met Life Note Facility”), the Company issued two tranches of senior notes in an aggregate principal amount of $50,000,000 (the “Series 2012 Notes”). The Company issued $25,000,000 of 1.94% Series 2012A Senior Notes due September 15, 2015 and $25,000,000 of Series 2.51% Series 2012B Senior Notes due September 15, 2018. Interest on the Series 2012 Notes will be payable on March 15 and September 15 of each year, commencing March 15, 2013.

In addition, on September 17, 2012, pursuant to the private placement shelf note agreement with Prudential Investment Management, Inc. (“Prudential”) dated June 30, 2011 (the “Prudential Note Facility,” and together with the Met Life Facility, the “Note Facilities”), the Company issued $50,000,000 3.25% Senior Series A Notes due September 17, 2022 (“Series A Notes,” and together with the Series 2012 Notes, the “Notes”). Interest on the Series A Notes will be payable on March 17 and September 17 of each year, commencing March 17, 2013.

The Notes will be guaranteed by certain unregulated subsidiaries of the Company and are unsecured, subject to the right of the noteholders to receive certain equal and ratable collateral under the limited circumstances specified in the Note Facilities. The Notes rank equally with all of the Company's existing and future senior unsecured indebtedness. The proceeds of the Notes will be used for general corporate purposes, including working capital and capital expenditures.
Each of the Note Facilities contains customary representations and warranties of the Company and either Prudential or Met Life, as applicable. The Note Facilities also contain customary events of default and certain covenants which will limit the Company's ability beyond agreed upon thresholds, to, among other things: (i) incur additional debt (including a covenant which limits the amount of consolidated total debt of the Company at the end of a fiscal quarter to 65% of the consolidated total capitalization of the Company, as those terms are defined in the Note Facilities and a covenant limiting priority debt to 20% of the Company's consolidated total capitalization, as those terms are defined in the Note Facilities); (ii) incur liens; (iii) make dispositions of assets; (iv) enter into transactions with affiliates; and (v) merge, consolidate, transfer, sell or lease all or substantially all of the Company's assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Note Facilities.
A copy of the MetLife Note Facility was filed as Exhibit 4.1 to the Company's Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 17, 2011 and is incorporated herein by reference. A copy of the Prudential Note Facility was filed as Exhibit 4.1 to the Company's Form 8-K filed with the SEC on July 6, 2011 and is incorporated herein by reference. The foregoing is a summary of the terms and conditions of the Note Facilities and the Notes and does not purport to be a complete discussion of their terms. Accordingly, the foregoing description is qualified in its entirety by reference to each of the Prudential Note Facility and the Met Life Note Facility.

Item 9.01.        Financial Statements and Exhibits.
(c)    Exhibits.

Exhibit 10.7	Summary of New Jersey Resources Corporation Non-Employee Director Compensation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 18, 2012
NEW JERSEY RESOURCES CORPORATION
By:    /s/ Glenn C. Lockwood
Glenn C. Lockwood
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.7	Summary of New Jersey Resources Corporation Non-Employee Director Compensation